UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

Leafbuyer Technologies Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-206745	38-3944821
(State or Other Jurisdiction of Incorporation of Company)	(Commission File Number)	(I.R.S. Employer Identification No.)

(6888 S Clinton Street, Suite 301, Greenwood Village, CO 80112)

(Address of principal executive offices)

(720-235-0099)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBUY	OTC-Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2025, Leafbuyer Technologies Inc. (the “Company”) entered into an agreement and plan of merger and reorganization (the “Agreement and Plan of Merger and Reorganization”) with LB Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of the Company (“Acquisition”), RagingBull.com, LLC, a Delaware limited liability company (“RagingBull”), and the equityholders of RagingBull (the “RagingBull Holders”) pursuant to which Acquisition will merge with and into RagingBull with RagingBull as the surviving entity (the “Merger”).

The Agreement and Plan of Merger and Reorganization further provided: (i) for the holders of the Company’s Series A Super Voting Preferred Stock (the “Series A Shares”) to sell all of their Series A Shares to a RagingBull Holder (the “Investor”) for a purchase price of $1,000 in the aggregate (the “Series A Stock Sale”); (ii) for the Company and the Investor to enter into a Note Consolidation and Extension Agreement whereby all outstanding promissory notes made by the Company in favor of the Investor, with all accrued and unpaid interest, shall be exchanged for a new promissory note convertible into shares of the Company’s Common Stock (the “Debt Exchange”); (iii) the Company to sell LB Media Group LLC, a wholly owned subsidiary of the Company that owns substantially all of the operating assets of the Company’s business, to the current management of the Company or a new entity (“LB Newco”) formed and controlled by current management of the Company and for LB Media Group LLC or LB Newco to assume the SBA Debt (the “Spinoff”); (iv) for the proceeds of the Spinoff to be used to pay down approximately $750,000 of debt principal owed by the Company to certain Senior Lenders of the Company (the “Lender Paydown”); (v) for the Company to change its name to “RagingBull.com, Inc.” (the “Name Change”); (vi) for the Company to effect a reverse split of the Company’s Common Stock on the basis of one share per every 156 shares of the Company’s Common Stock outstanding (the “Reverse Split”); (vii) immediately following the Reverse Split for the Company to issue 15,000,000 shares of Common Stock of the Company to the RagingBull Holders (the “Common Stock Issuance”); (viii) for the board of managers and officers of RagingBull prior to the effectiveness of the Merger to become the Board and officers of the Company (the “Management Changeover”); and (ix) prior to the effectiveness of the Merger, the Series A Stock Sale, the Debt Exchange, the Spinoff, the Lender Paydown, the Name Change, the Reverse Split, the Common Stock Issuance, and the Management Changeover (collectively, the “Reorganization”), the Company will file an Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission (the “Information Statement”) and mail a Notice of Internet Availability of the Information Statement to its shareholders of record as of November 10, 2025, notifying them of the action taken by written consent on November 10, 2025 by the consenting majority of holders of the Company’s capital stock and by unanimous consent of the Company’s board of directors including independent directors, for the purpose of disclosure of the approval by such holders of the Reorganization and allow for the running of all applicable comment, review, and notice periods required by the SEC, FINRA, and applicable law.

The foregoing description of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of November 10, 2025, by and among the Company, Acquisition and Raging Bull
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafbuyer Technologies Inc.

Dated: November 13, 2025	/s/ Kurt Rossner
Name: Kurt Rossner
Title: Chief Executive Officer

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